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                                                                   Exhibit 10.24

                              CONSULTING AGREEMENT

      This CONSULTING AGREEMENT (the "Agreement"), dated as of August 9, 2004 is made and entered into by and between SM&A, a California corporation (the "Company"), and Joseph B. Reagan (the "Consultant").

                                    RECITALS:

      The Company and the Consultant desire to enter into this Agreement to establish the terms and conditions of the Consultant's engagement by the Company during the effectiveness hereof.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants, conditions, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1.    Consulting Services.

      The Company hereby engages the Consultant to perform its consulting services, and the Consultant accepts such engagement from the Company, on the terms and conditions set forth herein:

      1.1   Scope of Consulting Services. During the Term (as defined in Section
2), the Consultant shall devote such time as may be necessary to discharge its duties hereunder, and shall to the best of its ability perform such duties in a manner which will faithfully and diligently further the business and interests of the Company.

      1.2 Method of Performance. The Consultant shall perform its duties in a manner, which implements and furthers the Company's general business philosophy and procedures. The Consultant agrees to perform this Agreement in an efficient and workmanlike manner. The Consultant shall at all times maintain the Company's established standards of quality and control.

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      1.3   Services and Location. The Consultant's services pursuant to this
Agreement shall be performed primarily at the premises of one or more clients of the Company, or at such other facilities as the Company and the Consultant may agree upon from time to time. The Consultant acknowledges and agrees that job responsibilities may require extensive travel, and the Consultant agrees to cause the Consultant's employees to travel as reasonably necessary to discharge the Consultant's duties under this Agreement.

      1.4 Fees. The Consultant shall be entitled to a consulting fee of $201.00 AN HOUR while consulting on an Assignment (as defined in Section 2 (b) ). Payment to the Consultant of the Consulting Fee shall be contingent upon (a) the Consultant's submission to the Company of such invoices or statements as may from time to time be required by the Company, which sets forth a description of the work performed pursuant to the Agreement and the amount charged therefore, and (b) the approval and acceptance by the Company and any applicable audit agency of the respective invoices and/or statements.

      1.5 Expenses. The Company will pay, or reimburse the Consultant, for all expenses reasonably incurred during the Term by the Consultant in the performance of its duties for the Company or, as requested, for any of its clients or affiliates; provided, however, that the Consultant may only incur expenses in accordance with the Company's expense reimbursement policies (set forth on Exhibit A attached hereto and incorporated herein by this reference), as may be amended from time to time, and no expenses will be reimbursed unless such expenses are substantiated by documentary evidence in form and substance reasonably acceptable to the Company.

2.    Term of Agreement and Assignments.

      (a) Term. The Company hereby engages the Consultant for the term of twelve (12) months as follows:

            Commencing on:             August 9, 2004
            Continuing until:          August 9, 2005

or such other date as shall mutually be agreed upon in writing (the "Term"). Upon the expiration of the Term, the relationship between the Company and the Consultant shall cease and the Company shall have no obligation to engage the Consultant for any further or future Term or at all.

      (b) Assignments. During the Term hereof, the Company may assign the Consultant to perform its consulting services for one or more clients of the Company (the "Assignment"). Such Assignment shall be based upon the Company's agreements with

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its clients and the needs of the Company's clients. Nothing contained herein shall be construed as providing an entitlement to the Consultant to be placed in an Assignment, and the Company retains the absolute and unconditional right to determine when, if ever, to place the Consultant in an Assignment. An Assignment may be modified, amended, or terminated at any time by the Company based upon the termination of a particular client project, a change in the security classification level of a particular client project, a change in the Consultant's clearance, a change in funding of a particular client project, changes in client staffing needs, the availability of other consultants, the status and needs of other clients' projects, the Consultant's performance or other matters of similar nature. The Company is not required to provide notice in advance of any such modification, amendment or termination.

3.    Termination of Consulting Services.

      3.1 Optional Termination on Occurrence of Stated Events. The Company may terminate its relationship with the Consultant under this Agreement upon the occurrence of any of the following events: (i) any material breach of the Consultant's obligations under this Agreement, as amended from time to time by the Company and the Consultant; (ii) the Consultant's or any of the Consultant's employees' or agents' willful misconduct in the performance of duties under this Agreement; (iii) the Consultant's or any of the Consultant's employees' or agents' material breach of any fiduciary duty to the Company; (iv) the Consultant's or any of the Consultant's employees' or agents' gross neglect in the performance of duties under this Agreement; (v) the Consultant's or any of the Consultant's employees' or agents' commission of any criminal act against the Company or its clients, vendors, employees, agents or customers; (vi) the Consultant's or any of the Consultant's employees' or agents' conviction of a crime which involves the Consultant's or its employees' or agents', as the case may be, moral turpitude (including, without limitation, theft, embezzlement and fraud); (vii) the Consultant's or any of the Consultant's employees' or agents' conviction of any felony; (viii) the Consultant's or any of the Consultant's employees' or agents' entry of a plea of nolo contendere for a felony or a crime involving the Consultant's or the employees' or agents' moral turpitude; (ix) the Consultant's bankruptcy or insolvency; (x) the sale of more than fifty percent (50%) of the Consultant's assets or a change in control of more that fifty percent (50%) of the Consultant's stock; or (xi) the merger, reorganization, termination, dissolution or liquidation of the Consultant. Termination pursuant to this paragraph may be made without advance notice.

      3.2 Termination Upon Notice. In addition to termination for the reasons set forth in paragraphs 2(b) and 3.1 above, either the Consultant or the Company may terminate the Consultant's engagement effective thirty (30) days following written notice.

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Upon such termination, the Consultant shall only be entitled to payment of any
Consulting Fee earned through the date of termination.

4.    Representations and Warranties.

      4.1 Representations and Warranties of the Consultant. The Consultant hereby represents and warrants that, as of the date hereof and throughout the
Term:

            (a) The Consultant is not and will not in any way whatsoever be restricted or prohibited, contractually or otherwise, from entering into this Agreement and performing the services and obligations herein contained.

            (b) The Consultant's execution of this Agreement, and performance of the services and obligations herein contained, does not and will not constitute: (i) a default or an event that, with or without notice or lapse of time or both, would be a default, breach or violation of any agreement, contract, instrument or arrangement to which the Consultant is a party or by which is bound (ii) a violation of any law, judgment, rule, regulation, order or decree applicable to the Consultant.

            (c) The Consultant has full legal right, power, authority and capacity to enter into, execute, deliver and perform this Agreement and all attendant instruments and documents contemplated hereby. The Consultant's execution, delivery and performance of this Agreement constitutes a legal, valid and binding obligation of the Consultant enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and except as rights to specific performance may be limited by the application of equitable principles (whether such equitable principles are applied in a proceeding at law or in equity).

      4.2 Representations and Warranties of the Company. The Company has full legal right, power, capacity, and authority, to enter into, execute, deliver and perform this Agreement and all attendant instruments and documents contemplated hereby. The Company hereby represents and warrants that this Agreement has been duly authorized and validly executed and delivered and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and except as rights to specific performance may be limited by the application of equitable principles (whether such equitable principles are applied in a proceeding at law or in equity).

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5.    Covenants of the Consultant.

      5.1 Records and Accounts. The Consultant shall keep all financial records and accounts regarding the consulting services as may from time to time be directed by the Company, the Company's clients, the Defense Contract Audit Agency, and all other task funding sources, specifically including, without limitation, all records relating to hours worked on client projects, travel and expense records relating to client projects, and all tax records concerning the consulting services. These records shall be made available for audit purpose to the Company, the Company's clients or to the Controller General of the United States, or to any authorized representative thereof, and shall be retained for seven (7) years after the expiration of this Agreement unless permission to destroy such records is granted in writing by both the Company and by the Company's client.

      5.2 Independent Contractor. The Consultant shall act in the capacity of an independent contractor with respect to the Company. The Consultant shall not represent itself as being authorized to bind the Company. The Consultant shall hold itself out to the public as an independent contractor. As an independent contractor, the Consultant shall accept any reasonable directions issued by the Company, through the Chairman of the Board or other executive officer, pertaining to the goals to be attained and the results to be achieved by it. The Consultant shall at all times be in possession of whatever tools and equipment may be necessary or required to perform the contractual services. As an independent contractor, the Consultant shall not have the status of an employee of the Company. The Consultant shall not be eligible to participate in any employee benefit, group insurance, or executive compensation plans or programs maintained by the Company. The Company shall not provide Social Security, unemployment compensation, disability insurance, or any other statutory benefits to the Consultant.

      5.3 Insurance. The Consultant hereby covenants and agrees that it shall at all times during employment carry in effect automobile liability insurance in the minimum amount of One Hundred Thousand Dollars ($100,000) combined single limit, or split limits of 100/300/50 evidenced by an endorsement from a licensed insurance company which the Consultant agrees to furnish to the Company from time to time as such endorsements become effective. The Consultant further covenants and agrees to supply to the Company a photocopy of employee's driver's license, as well as the year, make, model and vehicle identification number of each vehicle used in the business.

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6.    Assignment of Inventions.

      6.1 Inventions. Consultant acknowledges and agrees that the Company is the sole owner of all inventions, including, but not limited to, patents, original works of authorship, developments, concepts, designs, discoveries, ideas, trademarks, trade names, service marks, service names, copyrights, and trade secrets that Consultant may develop, conceive, reduce to practice, create, invent or improve upon during the course of his/her employment (collectively referred to as "Inventions"), to the fullest extent permitted by law, which are either: (i) developed by Consultant using Company time, materials, facilities, machines or property (including, but not limited to, Company confidential and proprietary information), or(ii) are within the scope of the duties and responsibilities assigned to Consultant from time to time or result from any work performed by Consultant for the Company or which relate, at the time of conception or reduction to practice to the Company's business or actual or demonstrably anticipated research or development of the Company even if Consultant solely uses his/her own time and does not use any Company time, materials, facilities, machines or property (including, but not limited to, Company confidential and proprietary information.

      6.2 Notice of Assignment. Consultant agrees that Consultant will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assigns to the Company, or its designee, all Consultant's right, title, and interest in and to any and all Inventions, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, during the period of time Consultant is in the employ of the Company, except as provided in
Section 2.5 below. Consultant further acknowledges that all original works of authorship which are made by Consultant (solely or jointly with others) within the scope of and during the period of Consultant's employment with the Company are protectible by copyright as "works made for hire," as that term is defined in the United States Copyright Act. Consultant further understands and agrees that the decision whether or not to commercialize or market any Invention developed by Consultant solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Consultant as a result of the Company's efforts to commercialize or market any such Invention.

      6.3 Patents and Copyright Registrations. Consultant agrees to assist the Company, or its designee, at the Company's expense, in securing the Company's rights in and to the Inventions and any copyrights, patents, moral work rights or other intellectual property rights relating thereto in any and all countries. Such assistance shall include the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the

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sole and exclusive rights, title and interest in and to such Inventions, and copyrights, patents, moral work rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant's obligations to execute or cause to be executed, when it is in Consultant's power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Consultant's mental or physical incapacity or for any other reason to secure Consultant's signature to apply for or pursue any application in the United States or foreign patents or copyright registrations covering the Inventions or original works of authorship assigned to the Company above, the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letter patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant.

      6.4 Inventions Assigned to the United States. Consultant agrees to assign to the United States government all of Consultant's right, title, and interest in and to any and all Inventions whenever such full title is required to be vested in the United States or any of its agencies.

      6.5 California Labor Code. Pursuant to Section 2870 et seq. of the California Labor Code, nothing in this Acknowledgment shall operate to transfer, convey or assign to the Company or its clients any right to any Invention which the Consultant develops entirely on his own time without using the Company's or any client's equipment, supplies, facilities or trade secret information, except for those Inventions which: (a) relates at the time of conception or reduction to practice of the Invention to the Company's or any of its clients' businesses, or actual or demonstrably anticipated research or development of the Company or any of its clients; or (b) results from any work performed by the Consultant for the Company or any of its clients.

      6.6 Enforcement. It is understood and agreed by the Consultant that the foregoing Sections 2.1 through 2.4 are of the utmost importance to the continued success and effectiveness of the Company and its clients, and that any breach of the terms of such Sections is a material breach of the Consultant's employment relationship with the company and may result in the termination of the Consultant's employment, the imposition of restraining orders against the Consultant and liability for damages sustained by the Company or its clients as a result of said breach, as well as liability for all costs related thereto.

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7.    Consultant Not To Disclose Company's Confidential Information.

      7.1 Confidential Information. Consultant agrees at all times during the term of Consultant's employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, to disclose to any person, firm, or corporation, without written authorization from the Company any confidential information. The Consultant understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, business plans, marketing plans and strategies, pricing strategies, services, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of Consultant's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Consultant by the Company either directly or indirectly in writing, orally or by drawings or observation.

      7.2 Non-Compete/Non-Interference. In conjunction with the provisions set forth above in section 7.1, the Consultant agrees that while performing consulting work for the Company, Consultant shall not use any confidential or proprietary information obtained through Consultant's relationship with the Company, directly or indirectly, to engage in any activity with the Company or otherwise to be in interference with the contractual or prospective contractual relations of the Company and any third party. Consultant shall not interfere with or otherwise attempt to negotiate with any entity for the same or similar services when the Company is in negotiations with, has been in negotiations with, or has entered into a contract with that third party for the same or similar services.

8.    Drawings, Designs, Specifications.

      All materials, including, but not limited to sound recordings, pictorial representations, sketches, designs, drawings, or other graphical representations and works of any similar nature in any form (for example, hard copy, computer, electrical, etc.) as well as similar technical or scientific data generated in the performance of any of the Consultant's work, duties or responsibilities or copies of the foregoing relating to Consultant's work, duties or responsibilities shall be open and subject to inspection by the Company at all reasonable time, and shall remain the sole and exclusive property of the Company, or the Company's clients, as the case may be.

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9.    Security.

      If the Consultant or any person under his or her control has access to classified information while working for the Company, the following provisions shall apply:

            (a) The Consultant agrees to comply with the requirements of the Department of Defense (DOD 5220.22-M) "Industrial Security Manual for Safeguarding Classified Information" and any amendments thereto, including any instructions received from the Company or any of the Company's clients.

            (b) While the Consultant is at the facility of any of the Company's clients, with access to classified information, the Consultant shall follow the specific procedures for handling classified information as directed by such client's security officer. The Consultant will immediately report to both the Company and the client's security officer any security violations of which the Consultant becomes aware. If such client asks the Consultant to commit a willful violation, the Consultant is to report it to the Company immediately.

            (c) It is understood that disclosure of information relating to the Company's work to any person not entitled to receive it, or failure to safeguard all information classified "CONFIDENTIAL," including "CONFIDENTIAL--Modified Handling Authorized" or higher, that may come to the Consultant in connection with any of the Consultant's duties as set forth in this Agreement may subject the Consultant to criminal liability under the laws of the United States. (See the Atomic Energy Act of 1954, Public Law 703; 83rd Congress. See also Title 18, U.S. Code, Section 793, 794, 795, 797 and 798; Executive Order 10104 of February 1, 1950; and Executive Order 10501 dated November 5, 1953.)

10.   Classification.

      In the performance of any of the Consultant's duties as set forth in this Agreement, the Company and the Consultant shall assign an appropriate classification to all documents, material and equipment originated or generated by the Company and the Consultant, in accordance with classification guidance when furnished to the Company and the Consultant by any of the Company's clients, the Department of Defense, or other agencies as appropriate.

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11.   Conflicts of Interest and Ethical Conduct.

      11.1 No Conflicts of Interest. The Consultant shall not engage in any personal or professional activities which would constitute, or reasonably could be perceived as constituting, a conflict of interest between his/her personal activities and his/her work for the company or on behalf of the company's clients.

      11.2 Disclosure of Conflicts of Interest. The Consultant shall immediately report to the Company any personal or professional conflict of interest involving any of the Company's clients, and any other activities the Consultant or its employees or agents may be engaged in. The Consultant and its employees and agents shall at no time compromise the proprietary rights of any of the Company's clients. The Consultant will immediately inform the Company if the Consultant becomes aware of such a compromise. The Consultant represents that neither it nor any of its employees or agents is an official employee of the U.S. Government or an active member of the armed forces.

      11.3 U.S. Government Information. The Consultant, in its performance under this Agreement, shall not solicit or receive any information, classified or unclassified, directly or indirectly, from the U.S. Government except in strict accordance with all laws and regulations pertaining to the protection, possession, acquisition, and use of: (i) U.S. Government information or documents, or (ii) proprietary, competitive information of any competitor.

      11.4 Political Payments. The Consultant shall not, in its performance under this Agreement, make any payments for political purposes.

      11.5 Compliance with Law. The Consultant, in its performance under this Agreement, shall comply with all applicable federal, state and local laws and regulations.

      11.6 Nondeductible Payments. The Consultant shall not, in its performance under this Agreement, make any payments to third parties if such payments would not be deductible by the Company under Sections 162 and 274 of the Internal Revenue Code of 1986, as amended, and implementing IRS regulations.

12.   Conditions Imposed by the Company's Clients.

      Restrictions or conditions may from time to time be imposed upon the Company by the Company's clients. In performing its duties and obligations under this Agreement, the Consultant agrees that such terms and conditions form an integral part of this Agreement, and the Consultant agrees to accept and comply with such additional terms and conditions and to take whatever action is necessary to ensure that the Consultant's employees and agents comply with such terms and conditions.

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13.   Indemnity.

      The Consultant agrees to indemnify, defend and hold harmless the Company and its officers, directors, stockholders and employees, with respect to any and all losses, liabilities, claims, obligations, damages or deficiencies, together with all costs and expenses (including, without limitation, any interest, penalties, legal fees and expenses and accountants' fees and expenses) (collectively "Losses") incurred in connection with and in defending against any such Losses based on, arising out of, resulting from, or otherwise relating to:
(i) any inaccuracy, misrepresentation or breach of any representation, warranty or covenant or agreement, or nonfulfillment or failure to perform any covenant or agreement, made by the Consultant in this Agreement or in any exhibit, certificate or other document delivered by the Consultant in connection herewith; (ii) any claims by the Consultant's employees or agents of any kind or nature whatsoever, including, without limitation, claims for unemployment compensation or workers' compensation benefits; (iii) the failure of the Consultant to maintain adequate levels of insurance to protect against business risks in light of the nature and scope of the Consultant's business; or (iv) the claims of any party for the acts or omissions of the Consultant, its employees, and its agents in the performance of services required under this Agreement.

14.   Miscellaneous.

      14.1 Notices. Any notice, demand, report, statement, request or other communication required or permitted to be given hereunder ("Notice") by a party to the other party shall be in writing and shall be either: (i) hand-delivered (including delivery by courier); (ii) mailed by first-class registered or certified mail (airmail of international), return receipt requested, postage prepaid; or (iii) transmitted by telecopy or telegram (confirmed by a letter sent by either first-class mail (air mail, if international) or courier service, addressed as follows:

                  (a) If to the Company:

                      SM&A
                      4695 MacArthur Court 8th Floor
                      Newport Beach, CA  92660

                  (b) If to the Consultant:

                      ______________________________
                      ______________________________
                      ______________________________
                      ______________________________

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Each party may designate by notice in writing a new address or telecopy number to which any Notice may thereafter be so given, served or sent. Any Notice sent by (a) registered or certified (air) mail shall be deemed to have been given at the time of the receipt thereof by the other party or three (3) calendar days after the time of mailing, whichever is earlier; (b) facsimile or telegram, confirmed by a letter sent by first-class (air) mail or courier service not later than three (3) business days thereafter, shall be deemed to have been given the next business day after the time of sending the facsimile or telegram; and (c) hand-delivery (including delivery by courier) shall be deemed to have been given at time of receipt of same.

      14.2 Entire Agreement. This Agreement, together with the Exhibits hereto and the documents referenced herein sets forth the entire understanding between the parties regarding the subject matter set forth herein, and supersedes any and all other agreements, whether oral or written, between the parties hereto with respect to the engagement of the Consultant by the Company. Any modification or amendment of this Agreement will be effective only if contained in an instrument in writing (a) signed by all of the parties hereto, and (b) stating a specific purpose of amending or modifying this Agreement. Any prior contract or agreement between the Company and the Consultant is hereby canceled and shall be of no further force or effect.

      14.3 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California, without giving effect to the conflict of laws principles thereof.

      14.4 Waiver of Breach. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder, unless in writing executed by the party making such waiver.

      14.5 Severability; Reformation. If any term, clause, word, condition, provision or agreement in the Agreement or the application thereof or any portion thereof to any person or circumstance, shall be held invalid, void or unenforceable, the remainder of the term, clause, word, condition, provision or agreement and the application thereof shall remain in full force and effect, and the invalid, void or unenforceable term, clause, word, condition, provision or agreement shall be reformed to the extent possible in order to give its intended effect and/or meaning.

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      14.6  Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation or meaning of this Agreement.

      14.7 Survival. To the extent consistent with the intent of this Agreement, all representations and warranties contained in this Agreement shall survive the termination hereof.

      14.8 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and to any person or firm who may succeed to substantially all the assets of the Company. This Agreement shall not be assignable by the Consultant, but shall be binding upon and, to the extent provided for in this Agreement, inure to the benefit of the Consultant's heirs, executors, administrators and legal representatives.

      14.9 Attorneys' Fees. Should any legal action, arbitration or other proceeding be commenced between the parties hereto concerning this Agreement or the rights and obligations relating thereto, the party prevailing in such legal action, arbitration or other proceeding shall, in addition to such other relief as may be awarded, be entitled to recover costs and attorneys' fees that are reasonable under the circumstances. A party shall not be entitled to recover attorneys' fees relating only to claims or defenses on which that party did not prevail.

      14.10 Method of Dispute Resolution. Except where provisional relief is requested the parties agree that any controversy or dispute arising from or in connection with this Agreement, its interpretation, performance or termination, shall, upon demand of a party, be submitted to and resolved by binding arbitration. The arbitration shall be conducted pursuant to Part 3, Title 9 of the California Code of Civil Procedure (Sections 1280-1288.8). Discovery, including depositions for the purpose of discovery, shall be broadly permitted, and the provisions of Code of Civil Procedure Section 1283.05 shall apply. Any demand to arbitrate shall be made within one year of the accrual of the claim on which arbitration is sought. The arbitration shall occur in Orange County, California, before a single retired or former judge of the Superior Court of the State of California or the Court of Appeal of the State of California. The parties shall agree upon an arbitrator within twenty-one (21) days after the demand is made, and if the parties fail to so agree, then any of them may apply to the court for an order appointing an arbitrator meeting the requirements of this section. The decision of the arbitrator shall be in writing, shall set forth the facts and reasons supporting it, and shall be final and binding on the parties. The arbitrator shall not have the power to commit errors of law or legal reasoning, or grant relief which would not be legally available if the dispute were litigated. The arbitrator's award shall be subject to confirmation, correction or vacation in accordance with the provisions of Code of Civil Procedure Sections 1284, 1285, 1286.2, 1286.6 and 1287.4. Any application, petition or other proceeding (i) to enforce the award or the provisions of this Agreement, or (ii) to the extent that the arbitrator does not have the

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

power or authority to resolve or grant the relief sought, and/or (iii) for provisional or equitable relief pending appointment of the arbitrator, shall be commenced in the appropriate state or federal courts having jurisdiction in Orange County, California, and the parties hereby consent to jurisdiction and venue in such courts.

      14.11 Injunctive Relief. Each party recognizes and agrees that a breach of any of the provisions contained in Sections 4 through 12 hereof, inclusive, may subject the nonbreaching party to severe and irreparable harm to an extent that damages may not fully compensate that party for such breach. The parties hereby agree that in the event of its breach of any of the provisions contained in Sections 4 through 12 hereof, inclusive, the nonbreaching party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to enforce its rights hereunder by actions for injunctive relief and specific performance to the fullest extent permitted by law.

      IN WITNESS WHEREOF, each party hereto has executed or caused this Incorporated Consultant's Agreement to be executed on its behalf by its duly authorized representative effective as of the date set forth above.

"COMPANY"                                 SM&A
                                          a California corporation

                                          By: /s/ Maureen Murphy
                                              ------------------

                                          Name: Maureen Murphy

                                          Title:  HR Director

"CONSULTANT"

                                          By: /s/ Joseph B. Reagan
                                              --------------------

                                          Name: Joseph B. Reagan

SS#/FEIN#: ###-##-####

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(Rev. 2/03)